SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. __)

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GERMAN AMERICAN BANCORP
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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GERMAN AMERICAN BANCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2004

        The Annual Meeting of Shareholders (the “Annual Meeting”) of German American Bancorp (the “Corporation”) will be held at the Corporate Offices of the Corporation, 711 Main Street, Jasper, Indiana 47546, on Thursday, April 22, 2004, at 10:00 a.m., Jasper time, for the following purposes:

1.	To elect three directors to hold office until the Annual Meeting of Shareholders in the year 2007 and until their successors are elected and have qualified.

2.	To transact such other business as may properly come before the meeting.

        Holders of record of Common Shares of the Corporation at the close of business on March 1, 2004, are entitled to notice of and to vote at the Annual Meeting.

SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE ANNUAL MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

March 29, 2004 Jasper, Indiana	By Order of the Board of Directors KENNETH L. SENDELWECK Secretary

(ANNUAL REPORT ON FORM 10-K ENCLOSED)

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
GERMAN AMERICAN BANCORP

April 22, 2004

        This Proxy Statement is being furnished to shareholders on or about March 29, 2004, in connection with the solicitation by the Board of Directors (the “Board”) of German American Bancorp (the “Corporation”), 711 Main Street, Jasper, Indiana 47546, of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Jasper time, on Thursday, April 22, 2004, at the principal executive offices of the Corporation, 711 Main Street, Jasper, Indiana 47546.

        At the close of business on March 1, 2004, the record date for the Annual Meeting as set by the Board, there were 10,940,803 common shares of the Corporation outstanding and entitled to vote at the Annual Meeting (the “Common Shares”). On all matters, including the election of directors, each shareholder will have one vote for each share held.

        If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) (i) a written instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Annual Meeting and voting in person. Unless revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Board.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board is divided into three classes, as nearly equal in number as possible, with the terms of the members of one class expiring each year. At the Annual Meeting, shareholders will consider the election of three directors, each to serve a three-year term that will expire at the annual meeting of shareholders in 2007, or such later time as their successors are elected and have qualified. Immediately after the election of directors at the Annual Meeting, the Board will consist of 10 members. Each director will be elected by a plurality of the votes cast in the election. Shares represented but not voted for any nominee shall not affect the determination of whether a nominee has received a plurality of the votes cast.

Nominees

        It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of the following nominees: William R. Hoffman, J. David Lett and Chet L. Thompson.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL
OF THESE NOMINEES (ITEM 1 ON THE PROXY)

        Each nominee has indicated that he will accept nomination and election as a director. If, however, any such person is unable or unwilling to accept nomination or election, it is the intention of the Board to nominate such other person as a director as it may in its discretion determine, in which event the shares subject to the proxy will be voted for that person.

        The following table presents certain information as of February 16, 2004, regarding (a) the current directors of the Corporation, including the three nominees proposed by the Board for election at the Annual Meeting and one director (Mr. Astrike) who will retire from the Board at the Annual Meeting, and (b) those executive officers of the Corporation who are not also directors. Unless otherwise indicated in a footnote, the principal occupation of each such person has been the same for the last five years and such person possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by him. Unless specified otherwise, each director and executive officer is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with him or by partnerships or corporations with which he is associated. None of the persons named below beneficially owned, as of February 16, 2004, one percent or more of the Common Shares, except for Mr. Astrike (1.0%); Mr. Buehler (4.2%); Mr. Hoffman (1.2%); Mr. Lett (2.5%); and Mr. Ruckriegel (3.6%). The directors and executive officers as a group beneficially owned 15.4% of the Common Shares as of February 16, 2004. The Board has determined that each of its members, other than Mr. Astrike and Mr. Schroeder, is an “independent director” as that term is defined by the revised listing standards of The Nasdaq Stock Market, Inc. (“NASDAQ”) that will become effective at the Annual Meeting.

Name, Present Principal Occupation and Age	Director Since[1]	Term Expires at Annual Meeting in	Common Shares Beneficially Owned[2]

Directors:

Mark A. Schroeder	1991	2005	38,119	[3]
President and Chief Executive Officer of the
Corporation[4]
Age 50

George W. Astrike	1982	2004	110,892	[5]
Chairman of the Board of the Corporation[6]
Age 68

David G. Buehler	1984	2006	455,877	[7]
Chief Executive Officer of Buehler Foods, Inc.
Age 64

William R. Hoffman*	1986	2004	127,233	[9]
Farmer; Director of Patoka Valley Feeds, Inc.
Age 66

J. David Lett*	2000	2004	277,381	[10]
Attorney, Lett & Jones[11]
Age 51

Gene C. Mehne	1979	2005	18,126	[12]
President and Manager, Mehne Farms, Inc.
Age 59

Robert L. Ruckriegel	1983	2005	391,581	[13]
President, B. R. Associates, Inc. (restaurants)
Age 68

Larry J. Seger	1990	2005	87,206	[14]
President, Wabash Valley Produce, Inc.
(egg and turkey production)
Age 53

Joseph F. Steurer	1983	2006	52,907	[15]
Chairman of the Board, JOFCO, Inc.
(office furniture)
Age 67

Chet L. Thompson*	1997	2004	28,892	[16]
President, Thompson Insurance, Inc.
Age 66

Michael J. Voyles	1998	2006	62,730	[17]
President, Voyles Supermarket, Inc., and M.J.V. Inc.
Age 55

Name, Present Principal Occupation and Age	Director Since[1]	Term Expires at Annual Meeting in	Common Shares Beneficially Owned[2]

Executive Officers Who Are Not Directors:

Clay W. Ewing	----	----	15,722	[18]
Executive Vice President - Banking[19]
Age 48

Stan J. Ruhe	----	----	20,936	[20]
Executive Vice President - Credit Administration
Age 52

Bradley M. Rust	----	----	4,940	[21]
Senior Vice President - Accounting and Finance[22]
Age 37

Kenneth L. Sendelweck	----	----	15,678	[23]
President/Chief Executive Officer of
The German American Bank[24]
Age 49

All directors and executive officers of the			1,708,220	[25]
Corporation as a group (15 persons)

*	Designates Nominee for Director

[1]
Includes service on the board of directors of The German American Bank, the original bank subsidiary of the Corporation, prior to the organization of the Corporation. Does not include prior service on the board of directors of any other bank subsidiary prior to the date that such bank became a subsidiary of the Corporation.

[2]
Common Shares Beneficially Owned includes shares that the indicated individual had the right to purchase by exercise of stock options on February 16, 2004, but only to the extent that such right was presently exercisable as of February 16, 2004 or would become exercisable within 60 days thereafter.

[3]	Includes 7,556 shares held jointly by Mr. Schroeder and his wife and 6,694 shares Mr. Schroeder has the right to purchase upon the exercise of stock options.
[4]	Mr. Schroeder has served as a Director of The German American Bank since 1991 and a director of each of the other subsidiaries since acquisition by the Corporation.
[5]	Includes 83,527 shares that Mr. Astrike has the right to purchase upon the exercise of stock options.
[6]	Mr. Astrike also serves as Chairman of The German American Bank.
[7]
Includes 9,609 shares held jointly by Mr. Buehler and his wife; 12,899 shares held by the David G. Buehler Charitable Trust; 422,542 shares held by Buehler Foods, Inc., of which Mr. Buehler is Chief Executive Officer and majority shareholder; and 5,801 shares that Mr. Buehler has the right to purchase upon the exercise of stock options.

[9]	Includes 35,024 shares owned by Mr. Hoffman's wife and 5,801 shares that Mr. Hoffman has the right to purchase upon the exercise of stock options.
[10]
Includes 833 shares held jointly by Mr. Lett and his wife; 1,722 shares owned by Mr. Lett's wife; 263,165 shares held by the estate of Mr. Lett's mother; and 3,310 shares that Mr. Lett has the right to purchase upon the exercise of stock options.

[11]	Lett & Jones represents the Union Banking Division of Peoples Bank, a subsidiary of the Corporation, as legal counsel.
[12]
Includes 3,053 shares owned by Mr. Mehne's wife; 1,778 shares held by the Mehne Farms, Inc. Qualified Plan; and 5,801 shares that Mr. Mehne has the right to purchase upon the exercise of stock options.

[13]
Includes 604 shares owned by Mr. Ruckriegel's wife; 325,288 shares held by a limited partnership controlled by Mr. Ruckriegel and his wife; and 5,801 shares that Mr. Ruckriegel has the right to purchase upon the exercise of stock options.

[14]
Includes 8,610 shares held jointly by Mr. Seger and his wife; 226 shares held jointly by Mr. Seger and his children; 37,785 shares owned by certain corporations of which Mr. Seger is a shareholder and an executive officer or their retirement plans; and 5,801 shares that Mr. Seger has the right to purchase upon the exercise of stock options.

[15]	Includes 8,330 shares held in trust by Mr. Steurer's wife; 32,260 shares held in trust by Mr. Steurer; and 5,801 shares that Mr. Steurer has the right to purchase upon the exercise of stock options.
[16]
Includes 3,599 shares owned by Mr. Thompson's wife; 7,974 shares held jointly by Mr. Thompson and his wife; 3,770 shares held by Mr. Thompson's wife in an IRA account; and 5,801 shares that Mr. Thompson has the right to purchase upon the exercise of stock options.

[17]
Includes 2,739 shares held jointly by Mr. Voyles and his wife; 35,461 shares held by a generation skipping trust of which Mr. Voyles is trustee; and 5,801 shares that Mr. Voyles has the right to purchase upon the exercise of stock options.

[18]	Includes 2,391 shares held by Mr. Ewing in an IRA account and 3,071 shares that Mr. Ewing has the right to purchase upon the exercise of stock options.

[19]
Mr. Ewing has served as Executive Vice President - Banking since May 1999; as director of First American Bank, a subsidiary of the Corporation, since May 1999; and as President and Chief Executive Officer of First State Bank, Southwest Indiana ("First State Bank"), a subsidiary of the Corporation, from 1994 until March 2001. Mr. Ewing is presently serving as Chairman of the Board, and a member of the board of directors, of First State Bank.

[20]	Includes 2,513 shares owned jointly by Mr. Ruhe and his wife and 5,632 shares that Mr. Ruhe has the right to purchase upon the exercise of stock options.
[21]	Includes 4,940 shares held jointly by Mr. Rust and his wife.
[22]
Mr. Rust has served as Senior Vice President of the Corporation - Accounting and Finance, since April 2002, and in that capacity has functioned as the Corporation's principal accounting officer since April 2002 and as the Corporation's principal financial officer since January 2003. From September 1999 until April 2002, Mr. Rust had served as Vice President and Controller of the Corporation. Prior to September 1999, Mr. Rust had served First American Bank, Vincennes, Indiana (which was known as First Federal Bank, A Federal Savings Bank, prior to its becoming a subsidiary of the Corporation in January 1999) in several accounting and finance capacities.

[23]
Includes 6,398 shares held jointly by Mr. Sendelweck and his wife; 5,338 shares held by Mr. Sendelweck in a Retirement Trust Account; and 3,942 shares that Mr. Sendelweck has the right to purchase upon the exercise of stock options.

[24]
Mr. Sendelweck has been President, Chief Executive Officer and a director of The German American Bank, a subsidiary of the Corporation, since May 1999. Prior to May 1999, Mr. Sendelweck served as the Vice President and Assistant Treasurer of Kimball International, Inc., a publicly-held manufacturer based in Jasper, Indiana. Mr. Sendelweck is also Secretary/Treasurer of the Corporation, a position that he has held since May 2000, and Chairman/Secretary of German American Financial Advisors & Trust Company, a subsidiary of the Corporation, a position that he has held since July 2002.

[25]
Includes 157,024 shares that the directors and named executive officers of the Corporation have the right to acquire upon the exercise of stock options that were exercisable at February 16, 2004 or that were scheduled to become exercisable within 60 days thereafter, and 1,246,953 shares as to which voting and/or investment powers were shared by members of the group with spouses or others.

Subsidiary Board Memberships

        Certain members of the Board also serve on the board of directors of one or more of the Corporation’s bank subsidiaries as follows: Mr. Schroeder, all bank subsidiary Boards of Directors; Messrs. Astrike, Buehler, Hoffman, Mehne, Ruckriegel, Seger and Steurer, The German American Bank Board of Directors; Mr. Voyles, Citizens State Bank Board of Directors; and Messrs. Lett and Thompson, Peoples Bank Board of Directors. In addition, certain members of the Board of Directors also serve (for no additional compensation) on the boards of directors of one or more subsidiaries that are not banks.

Committees and Attendance

        The Board held five meetings during 2003. All of the directors, except Mr. Ruckriegel, attended at least 75% of the aggregate number of meetings of the Board and the committees on which he served during 2003.

        The Corporation has standing audit, compensation and nominating committees:

        The Audit Committee, presently consisting of Directors Hoffman, Mehne, Steurer and Thompson, met six times in 2003. Each of the members of the Audit Committee is an independent director, as that term is defined by the revised NASDAQ listing standards that will become effective at the Annual Meeting, and satisfies the additional independence requirements specified by those listing standards for audit committee members. The Audit Committee oversees the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements.

        The Corporation’s Human Resources Committee, presently consisting of Directors Astrike, Buehler, Ruckriegel, Seger and Steurer, met four times during 2003. The Human Resources Committee sets compensation for officers of the Corporation other than its executive officers, and makes recommendations to the Board with respect to the compensation of the Corporation’s executive officers. The Corporation’s Stock Option Committee, presently consisting of Directors Seger and Steurer, met four times during 2003. The Stock Option Committee makes grants of options and other equity awards under the Corporation’s 1999 Long-Term Equity Incentive Plan.

        The Governance/Nominating Committee, presently consisting of Directors Astrike, Hoffman, Lett, Seger and Voyles, met four times in 2003. The Governance/ Nominating Committee assists the Board with respect to the composition, performance and functioning of the Board (including the recommendation of nominees for election or appointment to the Board) and the effectiveness of the Corporation’s corporate structure and governance.

        Except for Mr. Astrike, each of the members of the Human Resources Committee, the Stock Option Committee and the Governance/Nominating Committee is an independent director, as that term is defined by the revised listing standards of NASDAQ that will become effective at the Annual Meeting. Upon Mr. Astrike’s retirement from the Board effective at the Annual Meeting, all of the members of these committees will be independent directors, as defined by NASDAQ.

Director Nominations Process

        In March 2004, the Board adopted a charter for the Governance/Nominating Committee. The charter directs the Governance/Nominating Committee to evaluate candidates for nomination by the Board for election to the Board, and specifies that the Board will consider for nomination for election to the Board only those candidates who are recommended for nomination by the Governance/Nominating Committee. A current copy of the charter is available for review by shareholders in the Investors section of the Corporation’s web site, www.germanamericanbancorp.com.

        The charter provides that, in evaluating candidates for membership on the Board, the Governance/Nominating Committee shall consider favorably those candidates who, in the Governance/Nominating Committee’s judgment, (a) possess demonstrated business and financial judgment, strategic thinking, general management experience or perspective, leadership, experience in industry with comparable complexities, general knowledge of financial services industry, and familiarity with local, state, regional and national issues affecting business; (b) have a background that serves the Board’s interest in a membership comprised of individuals with varied occupational experience and perspective; (c) have sufficient time to devote to the Corporation’s business; (d) possess the highest moral and ethical character and agree to uphold and assure compliance of the Corporation’s Code of Business Conduct; (e) have a history of community involvement and civic-mindedness; (f) are not engaged (directly or indirectly) in any activity adverse to, and do not serve on the board of directors of (or have any material ownership interest in), any other company whose interests are adverse to, or in conflict with, the Corporation’s interests; and (g) possess the ability to oversee, as a director, the business and affairs of the Corporation for the benefit of all constituencies of the Corporation.

        The charter further specifies that, in connection with each annual meeting of shareholders, the Governance/Nominating Committee will consider candidates (based on individual qualifications and the needs of the Board as determined from time to time by the Governance/Nominating Committee) that have been recommended by shareholders for nomination at the annual meeting, if the recommendations are submitted by letter addressed to the attention of the Chairman of the Governance/Nominating Committee in care of the Secretary of the Corporation, mailed by registered or certified mail (return receipt requested), and received by the Secretary at the Corporation’s principal executive offices on or before December 1 of the year preceding the annual meeting for which the recommendation is made.

        In addition to considering candidates who are recommended by shareholders, the Governance/Nominating Committee will meet from time to time with members of the Board, including the chief executive officer and other officers who may be members of the Board, and with other executive officers of the Corporation with a view to identifying persons who may be qualified to serve on the Board. The charter specifies that the Governance/Nominating Committee may also in its discretion engage a third-party search firm to assist in identifying and evaluating potential candidates. All candidates (regardless of whether identified through shareholder recommendations) shall be evaluated according to the same standards, except that (a) incumbent directors who are standing for re-election may receive preference on account of their prior experience with the business and affairs of the Corporation, and (b) candidates who may be considered for election to the Board pursuant to any understanding or agreement negotiated by the Corporation with any third party may receive preference in accordance with the special terms of such understanding or agreement.

        The charter provides that the Governance/Nominating Committee shall not recommend any candidate to the Board as a nominee for election as director unless such candidate (a) will be at least 25 years of age at the time of election, (b) will not serve, at the time of election, as a director of more than two other companies that file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (c) in the judgment of the members of the Governance/Nominating Committee, has the ability to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, (d) has not been involved in any legal proceedings of the type described by Item 401(f) of Regulation S-K of the Securities and Exchange Commission which legal proceedings would be disclosable in the Corporation’s next proxy statement, and (e) will satisfy the director qualification requirements established from time to time by the Corporation’s Bylaws, unless the Governance/Nominating Committee has determined that it would be in the best interests of the Corporation for the Board to waive such Bylaws qualification requirements in respect of that particular candidate. In addition, the charter provides that the Governance/Nominating Committee shall consider candidates with a view to ensuring that at least two thirds of the members of the Board (assuming that all candidates recommended by the Governance/Nominating Committee are elected to the Board) will, as a result of prior service on the Board or otherwise, have business experience in the banking, insurance, or securities industries.

Compensation of Directors

        The Corporation compensates its directors for their service to the Corporation and the Corporation’s subsidiary banks through annual retainers which are earned regardless of the number of meetings held or attended, and regardless of committee membership or attendance. Under this annual retainer program, as modified during 2003, the Corporation (a) on June 1, 2003, awarded each of its directors, including Mr. Schroeder, (i) Common Shares with a value on the date of award of $2,000, and (ii) an option to purchase 1,050 Common Shares exercisable for ten years at an exercise price of $18.186 per share, which was not less than the market value of the stock at the date of grant, (b) on June 1, 2003, awarded each director additional Common Shares with a value of $5,200 on the date of the award, or in lieu thereof and at the director’s election, a cash payment of $4,000, and (c) in July 2004 paid each of its directors, including Mr. Schroeder, a cash retainer of $2,800. Directors were paid an additional $500 for each meeting of the Board attended during 2004, commencing July 2004.

        All of the members of the Board served on the board of directors of at least one of the subsidiary banks during 2003, as disclosed above under “Subsidiary Board Memberships.” Each of such directors (other than Mr. Schroeder, who as a salaried employee of the Corporation was ineligible) received additional compensation for his service to such subsidiaries during 2003. Under the Corporation’s annual retainer program described above, the members of the board of directors of each subsidiary bank (including members who are also are directors of the Corporation, except Mr. Schroeder) were awarded shares of Common Stock of the Corporation with a value as of the date of the award of $7,200.

        Mr. Astrike provided consulting services to the Corporation from May 1, 1999, through September 1, 2003, pursuant to a consulting agreement. There were no payments made to Mr. Astrike during 2003 for Mr. Astrike’s consulting services under the consulting agreement, although Mr. Astrike was paid fees for his service to the Corporation and to The German American Bank as a director (including fees for his service on committees of the board of directors of each such entity) on the same basis as other non-employee directors. In addition, during 2003 the Board approved an amendment to the terms of a certain replacement stock option grant held by Mr. Astrike, which covered Mr. Astrike’s right to purchase 11,598 shares of the Corporation’s common stock at $15.9524 per share (as adjusted to reflect subsequent stock dividends). The 2003 amendment accelerated by eight days the date upon which the option first became exercisable, and also provided that Mr. Astrike’s sale of shares in the Corporation’s 2003 tender offer was not an event of cancellation of the option.

Communication with Directors and Director Attendance at Annual Meetings

        The Board in March 2004 adopted a procedure by which shareholders may send communications to the Board. A copy of that procedure is available for review by shareholders in the Investors section of the Corporation’s web site, www.germanamericanbancorp.com. Further, the Board in March 2004 adopted a resolution that declares that it is the policy of this Board that all members of the Board, regardless of whether they are standing for re-election at any such meeting, are strongly encouraged to attend each annual meeting of the shareholders of the Corporation that occurs during their tenure on the Board. All of the members of the Board attended the 2003 Annual Meeting of Shareholders.

INDEPENDENT ACCOUNTANT FEES AND SERVICES

        Audit Fees.    Crowe Chizek and Company LLC (“Crowe Chizek”) has audited the Corporation’s financial statements for the calendar years 2003 and 2002 that are included in the Corporation’s annual report on Form 10-K, which report has been filed with the Securities and Exchange Commission (“SEC”) and is being delivered to shareholders concurrently with this Proxy Statement, and Crowe Chizek has reviewed the Corporation’s unaudited financial statements that were included in its quarterly reports on Form 10-Q, which reports were filed with the SEC during the years 2003 and 2002. The Corporation has paid, or expects to pay, fees (including cost reimbursements) to Crowe Chizek for these audit and review services of $105,000 for 2003 and $90,000 for 2002.

        Audit-Related Fees.    The Corporation has paid, or expects to pay, fees (including cost reimbursements) to Crowe Chizek for audit-related services rendered during 2003 and 2002 of $29,700 for 2003 and $21,855 for 2002. These services included employee benefit plan audits, Federal Home Loan Bank collateral verification audit procedures, reading press releases of the Corporation, participating in meetings of the Corporation’s Disclosure Committee and assistance with various accounting and reporting matters.

        Tax Fees.    The Corporation has paid, or expects to pay, fees (including cost reimbursements) to Crowe Chizek for tax services rendered during 2003 and 2002 of $44,860 for 2003 and $15,500 for 2002. For both years, these services included tax return preparation, employee benefit plan information return preparation, and assistance with tax reporting matters. For 2003, these services also included preparation of amended tax returns and assistance with a cost segregation study relative to a new building.

        Other Fees.    The Corporation has paid, or expects to pay, fees (including cost reimbursements) to Crowe Chizek for all other services rendered during 2003 and 2002 of $94,346 for 2003 and $204,913 for 2002. For 2003, these services included permitted internal audit outsourcing (representing completion of the 2002 engagement), assistance with capital planning, marketing customer information file (MCIF) software maintenance agreement, assistance with the 2002 proxy statement stock performance graph, and consultation regarding potential acquisitions. For 2002, these services included permitted internal audit outsourcing, assistance with capital planning, assistance with branch profitability analysis, MCIF software maintenance agreement, assistance with the 2001 proxy statement stock performance graph, and consultation regarding the process for CEO/CFO certification of SEC filings.

        Pre-Approval by Audit Committee of Independent Accountant Services.    As required by SEC rules that first became effective with respect to the Corporation in May 2003, the Audit Committee of the Board (or a member of the Audit Committee acting under authority delegated to him by the Audit Committee) approves in advance all services proposed to be performed for the Corporation or its subsidiaries by any public accounting firm that performs (or proposes to perform) audit, review or attest services for the Corporation or its subsidiaries. Under these SEC rules, the requirement for advance Audit Committee approval of services (other than audit, review or attest services) is waived if they were not recognized to be non-audit services at the time that the audit firm was engaged to provide those services, and certain other conditions are satisfied. Since the date of adoption of a pre-approval requirement by the Audit Committee in March 2003, none of the services of Crowe Chizek that were covered by the fees described above were performed without the prior approval of the Audit Committee (or the prior approval of a member of the Audit Committee acting under delegated authority) in reliance upon this waiver provision of the SEC rules.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee functions under a written charter that was amended and restated by the Board on March 2, 2004. A copy of the charter, as amended and restated, is attached to this Proxy Statement as Appendix A. The Audit Committee is providing this report in accordance with that charter and the rules of the SEC.

Independence of Audit Committee Members

        The Audit Committee is comprised of four members of the Board. All of the members of the Audit Committee are independent, as that term is defined by the NASDAQ listing requirements that are presently applicable to the members of the Corporation’s Audit Committee, and as that term is defined by the revised NASDAQ listing requirements that will be applicable to the members of the Corporation’s Audit Committee effective at the Annual Meeting of Shareholders in 2004.

Review with Management and Independent Accountants

        Management is responsible for the Corporation’s internal controls and its accounting and financial reporting processes. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and with Crowe, Chizek and Company LLP, the independent accountants for the Corporation, with respect to the Corporation’s consolidated financial statements for the calendar year 2003. Management represented to the Audit Committee that the Corporation’s consolidated financial statements as of and for the year ended December 31, 2003 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the independent accountants’ provision of non-audit services to the Corporation is compatible with maintaining that firm’s independence.

        Based upon the discussions and reviews referred to above, the Audit Committee has recommended to the Board that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

William R. Hoffman, Chairman
Gene C. Mehne
Joseph F. Steurer
Chet L. Thompson

EXECUTIVE COMPENSATION

        The following table sets forth information regarding compensation paid for the fiscal years indicated to the Corporation’s Chief Executive Officer and to each of the Corporation’s other executive officers whose salary and bonus earned during 2003 exceeded $100,000.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus[1]	Other Annual Compensation		Securities Underlying Options/SARs[2]	All Other Compensation

Mark A. Schroeder,	2003	$225,000	$35,213	$11,160	[3]	6,851	$25,477	[4]
President and Chief	2002	$212,000	$50,244	$7,355		14,565	$24,393
Executive Officer	2001	$192,000	$50,032	$7,350		1,158	$20,037

Clay W. Ewing,	2003	$130,000	$29,848	$75	[5]	6,446	$17,050	[6]
Executive Vice President -	2002	$120,000	$40,500	$70		4,367	$15,098
Banking	2001	$105,000	$30,330	$65		2,518	$12,504

Stan J. Ruhe,	2003	$109,000	$20,568	$105	[5]	8,157	$14,784	[7]
Executive Vice President -	2002	$105,000	$38,840	$100		8,814	$13,540
Credit Administration	2001	$100,000	$30,330	$95		2,518	$12,508

Bradley M. Rust,	2003	$88,000	$13,200	$55	[5]	2,027	$12,971	[8]
Senior Vice President -	2002	$77,404	$25,493	$50		998	$11,143
Accounting and Finance[9]

Kenneth L. Sendelweck,	2003	$130,000	$31,624	$25	[5]	7,941	$18,336	[10]
President and Chief	2002	$125,000	$48,350	$25		8,163	$16,834
Executive Officer of	2001	$115,000	$43,332	$25		3,675	$16,000
The German American Bank

[1]
Represents cash incentive awards that were earned during the indicated year under the Corporation's Executive Management Incentive Plan (see "Committee Report on Executive Compensation---Cash Incentive Awards," below). These cash incentive awards are generally paid (subject to the executive's continued employment) to the executives in quarterly installments during the year following the year in which they were earned.

[2]
Shares underlying stock option grants during each indicated year include those that underlie both new grants made under the Corporation's Executive Management Incentive Plan (see "Committee Report on Executive Compensation---Stock Option Awards," below) and "replacement options" (see note 1 to the table included in "Option/SAR Grants in Last Fiscal Year" for a description of the Corporation's replacement option program). The numbers of shares underlying options have been retroactively adjusted to reflect subsequent stock dividends and are rounded to the nearest whole share.

[3]	Represents director compensation in the form of Common Shares valued at $7,200, cash compensation for services as a director of $3,800, and a $160 longevity payment.
[4]	Represents contributions of $10,000 under the Profit Sharing Plan, matching contributions of $10,000 under the 401(k) Plan, and $5,477 in above-market interest credited on deferred director fees.
[5]	Represents longevity payments.
[6]	Represents contributions of $8,525 under the Profit Sharing Plan and matching contributions of $8,525 under the 401(k) Plan.
[7]	Represents contributions of $7,392 under the Profit Sharing Plan and matching contributions of $7,392 under the 401(k) Plan.
[8]	Represents contributions of $5,232 under the Profit Sharing Plan, matching contributions of $5,232 under the 401(k) Plan and $2,507 under an Executive Supplemental Retirement Income Agreement.
[9]
Mr. Rust became Senior Vice President--Accounting and Finance of the Corporation (an executive officer position) in April 2002. Mr. Rust's compensation information included in this Proxy Statement includes all amounts earned by him for services during 2002 in all capacities, but does not include amounts earned by him for services in other capacities for 2001.

[10]	Represents contributions of $9,168 under the Profit Sharing Plan and matching contributions of $9,168 under the 401(k) Plan.

Option/SAR Grants In Last Fiscal Year

        The following table presents information on the stock option grants that were made during 2003 to the executive officers pursuant to the German American Bancorp 1999 Long-Term Equity Incentive Plan (the “1999 Plan”). The numbers of options and per share exercise prices have been retroactively adjusted to reflect subsequent stock dividends and fractional shares have been ignored. The potential realizable values set forth in the table are rounded to the nearest dollar and are presented in accordance with SEC requirements and are not intended to forecast possible future appreciation of the Corporation’s Common Shares.

Individual Grants
Name	Number of Securities Underlying Options/SARs Granted[1]	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price	Market Price at Time of Issuance	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% 10%

Mark A. Schroeder	1,050[2]	1.03%	$18.19	$18.19	6/1/2013	$12,009	$30,432
	5,801[3]	5.71%	$18.19	$18.19	6/1/2008	$29,148	$64,409
Clay W. Ewing	1,747[4]	1.72%	$17.96	$17.96	7/1/2005	$ 3,217	$ 6,590
	4,699[3]	4.63%	$17.96	$17.96	2/15/2008	$23,318	$51,526
Stan J. Ruhe	1,372[4]	1.35%	$17.96	$17.96	7/1/2005	$ 2,527	$ 5,176
	352[4]	0.35%	$17.96	$17.96	2/15/2006	$ 996	$ 2,091
	617[4]	0.61%	$17.96	$17.96	2/15/2007	$ 2,390	$ 5,147
	1,370[4]	1.35%	$17.96	$17.96	7/1/2005	$ 2,523	$ 5,169
	351[4]	0.35%	$17.96	$17.96	2/15/2006	$ 993	$ 2,085
	4,095[3]	4.03%	$17.96	$17.96	2/15/2008	$20,322	$44,905
Bradley M. Rust	161[4]	0.16%	$17.96	$17.96	2/15/2006	$ 455	$ 955
	129[4]	0.13%	$17.96	$17.96	2/15/2007	$ 500	$ 1,077
	162[4]	0.16%	$17.96	$17.96	2/15/2006	$ 458	$ 961
	1,575[3]	1.55%	$17.96	$17.96	2/15/2008	$ 7,816	$17,271
K. L. Sendelweck	1,372[4]	1.35%	$17.96	$17.96	7/1/2005	$ 2,527	$ 5,176
	59[4]	0.06%	$17.96	$17.96	2/15/2006	$ 166	$ 350
	6,510[3]	6.41%	$17.96	$17.96	2/15/2008	$32,306	$71,388

[1]
All options granted under the 1999 Plan (including all options granted during 2003 that are described in this table) provide that if an optionee tenders Common Shares already owned by the optionee as payment, in whole or in part, of the exercise price for the Common Shares that the optionee has elected to purchase under the option, then the Corporation is obligated to issue a "replacement option" of the same type (incentive or non-qualified option), with the same expiration date as the option that was exercised, and covering a number of Common Shares equal to the number of Common Shares tendered. The per share exercise price of the replacement option equals the fair market value of a Common Share of the Corporation on the date of exercise of the original option. Replacement options are generally not exercisable for a period of 12 months following the date of grant and are subject to cancellation if during such 12-month period the optionee sells any Common Shares of the Corporation other than in payment of the exercise price of another option under a stock option plan or, in the case of replacement options granted during 2003, in connection with the tender of shares in the Corporation's 2003 self tender offer. The 1999 Plan also provides that if a corporate reorganization would result in the termination of the 1999 Plan and unexercised options, then all unexercised options will become immediately exercisable regardless of any vesting requirements.

[2]	This option grant was awarded to Mr. Schroeder by the Board under the annual director retainer program and therefore was exercisable immediately upon granting.
[3]
These options grants were made to the executive officers by the Stock Option Committee under the Executive Management Incentive Plan, and therefore were not exercisable on the date of grant but become exercisable in accordance with a vesting schedule that permits the holders to exercise 20% of the options granted following the first anniversary of the grant date, with an additional 20% vesting on each of the next four anniversaries.

[4]	Signifies replacement options (described by note 1 above).

Aggregated Option/SAR Exercises In
Last Fiscal Year and Fiscal Year-End
Option/SAR Values

        The following table sets forth information with respect to options exercised during 2003 and the December 31, 2003, values of the holdings of “in-the-money” options by the named executive officers. An option is considered to be “in-the-money” if and to the extent that the December 31, 2003, market value of the Common Shares exceeded the applicable option exercise price. (Numbers of options and per share exercise prices have been retroactively adjusted to reflect subsequent stock dividends and are rounded to the nearest dollar).

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-money Options/ SARs at Fiscal Year-End ($) Exercisable/ Unexercisable
Mark A. Schroeder	11,096	$45,268	7,868/14,066	$23,591/$21,319
Clay W. Ewing	2,631	$15,874	5,292/15,287	$25,771/$39,857
Stan J. Ruhe	10,418	$43,642	2,069/16,844	$11,520/$39,407
Bradley M. Rust	589	$ 2,465	1/ 3,361	$ 3/$ 5,319
Kenneth L Sendelweck	2,151	$12,928	6,206/18,954	$24,919/$47,619

Committee Report
on Executive Compensation

Overall Compensation Policy

        The Human Resources Committee of the Board has the responsibility for establishing all compensation for the Corporation’s officers, except that (a) the entire Board, by the vote of a majority of its members who are independent as that term is defined by the NASDAQ listing standards that will become applicable to the Corporation at the 2004 Annual Meeting of Shareholders, determines, with the recommendation of the Human Resources Committee, the salaries and incentive cash payment awards of the Corporation’s executive officers (for 2003, salaries of executive officers other than the CEO were determined by the Human Resources Committee and not by the Board), (b) the Stock Option Committee of the Board makes the awards of any stock options or other grants that may be made to executive officers under the Corporation’s 1999 Long Term Equity Incentive Plan, and (c) the grant of options, stock awards, and other compensation to the CEO in his capacity as a member of the Board is determined by the entire Board without recommendation of the Human Resources Committee. The Board did not modify or reject in any material way any action or recommendation of the Human Resources Committee in respect of the compensation of the CEO or any other executive officer for 2003.

        The Human Resources Committee is currently composed of five members, consisting of four non-employee directors who are not executive officers and are not eligible to participate in any management compensation programs; and one non-employee director (Mr. Astrike) who is Chairman of the Board and retired chief executive officer of the Corporation and who continued to provide consulting services to the Corporation through September 1, 2003. Upon Mr. Astrike’s retirement from the Board at the expiration of his current term as a member of the Board at the 2004 Annual Meeting of Shareholders, the Human Resources Committee will be composed entirely of independent directors, as independence is defined by the revised NASDAQ listing standards that will then be applicable to the Corporation. Two of the members of the Human Resources Committee (each of whom is an independent director under the revised NASDAQ listing standards) are also members of the Stock Option Committee.

        Consistent with past practice, an independent compensation consulting firm, Hay Group, Inc., was retained by the Corporation to advise the Human Resources Committee and Stock Option Committee on all compensation matters for the year 2003.

        The primary goals of the Human Resources Committee and the Stock Option Committee in determining compensation policy are to provide a level of compensation that will attract, motivate and help retain well-qualified executive officers and to further enhance shareholder return by more closely aligning the interests of executive officers with the interests of the Corporation’s shareholders. The Human Resources Committee and Stock Option Committee attempt to attain these goals by setting total compensation at competitive levels considering an executive officer’s individual performance while also providing effective incentives tied to the Corporation’s overall financial performance. The executive compensation program consists of three basic elements: (1) base salary, (2) cash incentive awards, and (3) stock option awards.

Base Salary

        The Corporation attempts to provide the executive officers with a base salary that is competitive with the salaries offered by the other bank holding companies of comparable size in Indiana and the surrounding states. For 2003, the Human Resources Committee (without the participation of the CEO) recommended to the entire Board the amount of the base salary of the CEO. The base salaries of the Corporation’s other executive officers for 2003 were determined by the Human Resources Committee with recommendations from the CEO.

        When the Human Resources Committee determined 2003 salaries, it first determined salary ranges for each executive position based on estimated compensation data provided by the Hay Group, Inc. From this data, the Human Resources Committee established salary ranges for the CEO and each other executive position within the organization for 2003. These salary ranges ranged from 80% to 120% of a midpoint value, which represented approximately the median of the estimated base salaries paid to comparable positions. Within these ranges, the Human Resources Committee determined 2003 base salary for the executive officers in accordance with the guidelines of the Corporation’s salary administration program and performance review system.

        The Human Resources Committee determined its recommended CEO base salary for 2003 by applying the methodology described in the preceding paragraph. Accordingly, the Human Resources Committee determined a salary range between 80% and 120% of the median estimated 2003 base salary of the CEO’s of other Midwest bank organizations. The Human Resources Committee then recommended to the Board that the CEO’s 2003 base salary be fixed within that range, and the Board accepted this recommendation. The Human Resources Committee did not act with reference to any specific corporate or individual financial performance measure in recommending the CEO’s 2003 base salary.

Cash Incentive Awards

        During 2003, the Corporation continued to maintain an Executive Management Incentive Plan for certain key officers, including the executive officers named in the above Summary Compensation Table. Under this Plan, the Corporation pays additional compensation in the form of annual cash incentive awards and option grants, contingent upon the achievement of certain goals. The Human Resources Committee assigns each officer a “scorecard” under the Plan, which establishes specific corporate and shareholder-related performance goals balanced by the officer’s area of responsibility, his or her business unit, and his or her expected individual level of contribution to the Corporation’s achievement of its corporate goals. Cash incentive payments that are authorized to be paid to eligible executive officers under the Executive Management Incentive Plan are payable in quarterly installments during the year following the year in which the services were performed, and are contingent only upon such executive officer’s continued employment with the Corporation through the date of payment of each quarterly installment.

        In the first quarter of 2004, the Board, upon the recommendation of the Human Resources Committee, determined the cash incentive award amounts payable in 2004 to the executive officers, including the CEO, for their services during 2003, and such amounts are included in the 2003 information in the Summary Compensation Table. The Human Resources Committee’s recommendations were based on the Human Resources Committee’s assessment of the degree to which the corporate and personal goals established by the 2003 scorecards of the executive officers were achieved. According to the CEO’s 2003 scorecard, the CEO’s targeted cash incentive payment was equal to 50% of his 2003 base salary (representing a targeted cash payment of $ 112,500), and could have been more or less depending upon the extent to which the Human Resources Committee determined that the targeted criteria were exceeded or not satisfied in whole or in part. Under the scorecard, 75% of the targeted cash incentive payment was to be determined by the Corporation’s 2003 performance as measured against certain corporate financial targets (relating to return on equity, revenue growth and earnings per share growth), and the remaining 25% was to be determined in the discretion of the Human Resources Committee in view of the CEO’s overall performance, without necessarily referring to any objective performance measure. The Corporation did not achieve the level of financial performance required for payout under the financial formula portion of the CEO’s scorecard in 2003. The Human Resources Committee, based on its determination that the CEO’s personal performance merited payment under the discretionary portion of the targeted cash incentive payment, recommended to the Board that the CEO’s 2003 incentive cash award be fixed at 31% of the targeted amount (resulting in a incentive cash award of $35,213).

        Also in the first quarter of 2004, the Board, upon the recommendation of the Human Resources Committee, and the Board approved, that the other executive officers receive cash incentive payments based on the discretionary portion of the targeted cash incentive payments established by their respective 2003 scorecards. The Corporation did not achieve the level of financial performance required for payout under the financial formula portion of the scorecards of executive officers other than the CEO in 2003.

        During 2003, the Human Resources Committee determined and recommended to the Board, and the Board at its April 2003 meeting approved, the payment of a cash award to the CEO for his services to the Corporation as CEO during 2002 in the amount of $50,244. This recommended amount was determined by the Human Resources Committee with regard to the CEO’s 2002 scorecard under the Executive Management Incentive Plan, with certain adjustments deemed by the Human Resources Committee. Under the CEO’s scorecard, the CEO’s targeted cash incentive payment was fixed at 50% of his 2002 base salary (or a targeted cash payment of $ 106,000). Of the targeted cash incentive payment, 75% was to be determined by the Corporation’s 2002 performance as measured against certain corporate financial targets (relating to return on equity, revenue growth and earnings per share growth), and the remaining 25% was to be determined, in the discretion of the Human Resources Committee, by reference to the performance of the CEO in directing the management of the Corporation’s operations other than its core banking operations and in otherwise implementing the Corporation’s key tactical plans. The Human Resources Committee recommended to the Board that the CEO’s 2002 incentive cash award be fixed at 47% of the targeted amount , consisting of 27% being derived from the level of achievement of the Corporation’s corporate financial targets for 2002 (which targets were adjusted in certain respects on account of certain external factors during 2002 that were deemed by the Human Resources Committee not to be within the control of the CEO) with the remaining 20% being derived from the discretionary factors described by the 2002 scorecard.

Stock Option Awards

        The Corporation’s 1999 Long Term Equity Incentive Plan (the “1999 Plan”) provides for the award of incentive and non-qualified stock options and other equity-based awards. The purpose of granting options is to provide long-term incentive compensation to complement the short-term focus of annual cash incentive awards. The exercise price of these stock options is fixed at a price that is equal to or more than the estimated fair market value of a Common Share of the Corporation on the date of grant. Since February 2003, the Stock Option Committee has administered the 1999 Plan and the Corporation’s prior stock option plan.

        As part of its duties under the 1999 Plan, the Stock Option Committee considers and approves the grants of new stock options that are earned annually by executive officers under the terms of the Executive Management Incentive Plan. The numbers of shares covered by the new stock option grants awarded each year under the Executive Management Incentive Plan are determined pursuant to the prior year’s scorecards. Scorecard target amounts of stock options are established by the Stock Option Committee based upon the executive officer’s level of responsibility, and are earned in proportion to the extent to which the Corporation has achieved certain corporate financial targets (relating to return on equity, revenue growth, and earnings per share growth) on an average basis over the three-year period ending in the year for which the scorecard is established. The Stock Option Committee does not vary the number of shares covered by any grant of options to an executive officer that are earned pursuant to the scorecard corporate financial targets established under the Executive Management Incentive Plan based on discretionary factors. New stock option grants made under the Executive Management Incentive Plan terminate on the fifth anniversary of date of grant and become exercisable (subject to continued employment and usual and customary acceleration and forfeiture provisions) in 20 percent increments on each of the five anniversaries of the date of grant.

        Employees and others who hold options that have been granted under the 1999 Plan and the Corporation’s prior stock option plan (including the executive officers of the Corporation) are automatically entitled by the terms of their original options, without the exercise of any discretion by the Stock Option Committee, to receive “replacement options” if and to the extent that they tender Common Shares of the Corporation in payment of the exercise price of the original options. For a more detailed description of the Corporation’s replacement option program, see note 1 to the above table headed “Option/SAR Grants in Last Fiscal Year” (the “Option Grant Table”).

        During 2003, the Stock Option Committee granted new options to each of the Corporation’s executive officers under the Executive Management Incentive Plan, based on the extent to which the scorecard financial targets of the Corporation for the three-year period ended December 31, 2002 were met. Details regarding these 2003 grants (and additional grants of replacement options made during 2003) are included in the above table headed “Option/SAR Grants in Last Fiscal Year.”

SUBMITTED BY THE MEMBERS OF THE HUMAN RESOURCES COMMITTEE:

Joseph F. Steurer, Chairman
George W. Astrike
David G. Buehler
Robert L. Ruckriegel
Larry J. Seger

SUBMITTED BY THE MEMBERS OF THE STOCK OPTION COMMITTEE:

Larry J. Seger
Joseph F. Steurer

Compensation Committee Interlocks and Insider Participation

        Mr. Astrike, who served during 2003 on the Human Resources Committee, retired as the Corporation’s chief executive officer effective December 31, 1998. Although Mr. Astrike from April 1999 through September 2003 provided consulting services to the Corporation under a consulting agreement, Mr. Astrike’s compensation under that agreement was fixed in 1998 (and modified in 2000) by the entire Board as part of a comprehensive retirement package in recognition of his past service to the Corporation and expected future contributions, and not as part of the annual compensation program. The Board during 2003, as disclosed under “ELECTION OF DIRECTORS – Compensation of Directors”, amended a stock option grant of Mr. Astrike. None of the other members of the Human Resources Committee or of the Stock Option Committee is, or previously was, an officer or employee of the Corporation.

Stock Performance Graph

        The SEC requires the Corporation to include in this proxy statement a line-graph presentation comparing the Corporation’s five-year cumulative total returns with market and industry returns. The following graph compares the Corporation’s five-year cumulative total returns with those of the Russell 2000 Stock Index and the Indiana Bank Peer Group. The Indiana Bank Peer Group includes all Indiana-based commercial bank holding companies (excluding companies owning thrift institutions that are not regulated as bank holding companies) that have been in existence as commercial bank holding companies throughout the five-year period ended December 2003, the stocks of which have been traded on an established securities market (NYSE, AMEX, NASDAQ) throughout that five-year period. The returns of each company in the Indiana Bank Peer Group have been weighted to reflect the company’s market capitalization.

Comparison of Five-Year Cumulative Total Return
German American Bancorp, Indiana Peer Group, and Russell 2000 Index
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
12/31/1998
12/31/1999
12/31/2000
12/29/2001
12/31/2002
12/31/2003
German American Bancorp
Russell 2000 Index
Indiana Bank Peer Group
Return based on $100 invested on December 31, 1998 and the reinvestment of dividends

	German American Bancorp	Russell 2000 Index	Indiana Bank Peer Group
12/31/1998	$100.0	$100.0	$100.0
12/31/1999	$82.2	$121.3	$85.3
12/31/2000	$62.9	$117.6	$81.5
12/29/2001	$90.7	$120.5	$80.9
12/31/2002	$94.5	$95.8	$82.7
12/31/2003	$115.1	$141.1	$105.0

Certain Business Relationships and Transactions

        During 2003, the Corporation’s bank subsidiaries had (and expect to continue to have in the future) banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation and their associates. These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

APPOINTMENT OF AUDITORS

        Crowe, Chizek and Company LLC (“Crowe Chizek”) served as auditors for the Corporation with respect to the audit of the Corporation’s financial statements for 2003. Representatives of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Audit Committee of the Board, as it will be reconstituted following the Annual Meeting, will be responsible for the appointment, compensation and oversight of the work of the accounting firm that will be chosen to audit the Corporation’s financial statements for 2004. Since that Committee has not yet been reconstituted, the Corporation has not yet selected the accounting firm that will conduct the 2004 audit.

PRINCIPAL OWNERS OF COMMON SHARES

        As of March 1, 2004, the Corporation had no knowledge of any shareholder or group of shareholders who beneficially owned more than five percent of the Corporation’s outstanding Common Shares.

SECTION 16(a):  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers and persons who beneficially own more than ten percent of the Corporation’s Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of the Corporation’s Common Shares and other equity securities. On the basis of information submitted by the Corporation’s directors and executive officers, the Corporation believes that its directors and executive officers timely filed all required Section 16(a) filings for fiscal 2003 and (except as disclosed in prior years’ proxy statements) for prior years, except for the inadvertent failure of Mr. Seger to file a report on Form 4 disclosing one purchase of the Corporation’s Common Shares in 2002 by an account in which he has an indirect beneficial interest (the failure to report this purchase was discovered in 2004 and it has now been reported), and for one filing of Mr. Sendelweck on Form 5 due in 2003 that, due to technical problems experienced by the Corporation in its electronic submission of Mr. Sendelweck’s filing on his behalf, was filed one day late.

OTHER MATTERS

        The Corporation knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

EXPENSES

        The Corporation will pay all expenses in connection with this solicitation of proxies.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        A shareholder desiring to submit a proposal for inclusion in the Corporation’s proxy statement for the Annual Meeting of Shareholders to be held in the year 2005 must deliver the proposal so that it is received by the Corporation no later than December 1, 2004. Proposals should be mailed to the Chairman of the Governance/Nominating Committee of the Board of Directors, in care of the Corporate Secretary, at German American Bancorp, 711 Main Street, Jasper, Indiana 47547-0810, by certified mail, return-receipt requested.

APPENDIX A

GERMAN AMERICAN BANCORP

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER
(As amended and restated by the Board of Directors on March 2, 2004)

Purpose

        This Charter shall govern the operations of the Audit Committee (“Committee”) of the Board of Directors of German American Bancorp (the “Corporation”). The purpose of the Committee is to oversee the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements. It is not, however, the Committee’s responsibility to prepare and certify the Corporation’s financial statements, to guarantee the independent auditor’s report, or to guarantee other disclosures by the Corporation. Committee members are not employees of the Corporation and are not performing the functions of auditors or accountants.

Composition

        The Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom must (at the time of appointment and thereafter) satisfy the requirements for membership on an audit committee (subject to the exemptions, exceptions and cure period provisions therein permitted) specified by paragraph (d) (entitled “Audit Committee”) of Rule 4350 (or any successor rule) of the Marketplace Rules of The Nasdaq Stock Market, Inc., as such requirements may from time to time be amended (as so amended from time to time, the “Nasdaq Audit Committee Rule”). In addition, at least one member of the Committee must have experience or background which results in such member’s “financial sophistication” within the meaning of the Nasdaq Audit Committee Rule, taking into account the non-exclusive list of specific factors and criteria that the Nasdaq Audit Committee Rule specifies with respect to the determination of “financial sophistication.” The Board of Directors may, at any time and in its complete discretion, replace a Committee member.

        One member of the Committee shall serve as Chair of the Committee. The Chair shall be responsible for organizing and coordinating the activities of the Committee in discharging the responsibilities set forth in this Charter.

Meetings

        The Committee shall meet at least four times each year, or more frequently as circumstances dictate. At least twice each year, the Committee shall have a regularly scheduled meeting at which only members of the Committee are present (which may be held in conjunction with other meetings of the Committee), and the Committee shall meet at least annually, and more often as warranted, with the Internal Auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. The Committee may require any officer or employee of the Corporation or its subsidiaries, or the Corporation’s outside counsel or independent auditor, to attend a Committee meeting or to meet with any members of, or representatives of, the Committee, and to provide pertinent information as necessary. The Committee shall maintain minutes and other relevant documentation of all its meetings.

Authority and Responsibilities

        Responsibilities relating to registered public accounting firms. The Committee, in its capacity as a duly authorized committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation or its subsidiaries, and each such registered public accounting firm must report directly to the Committee. The Committee shall approve in advance, as required by applicable laws and regulations, all auditing services and permitted non-audit services proposed to be performed for the Corporation or its subsidiaries by any such registered public accounting firm. The Committee may establish pre-approved policies and procedures pursuant to which the Corporation and its subsidiaries may engage a registered public accounting firm to perform services, provided that the policies and procedures are reasonably detailed as to the nature and scope of the particular services that are to be performed and the maximum amount of fees that may be paid for each particular service, and the Committee is informed of each service that is actually approved pursuant to such policies and procedures not later than the next scheduled meeting of the Committee. The Committee may delegate authority to one or more members of the Committee to grant such pre-approvals, provided that the decisions of such member(s) to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

A - 1

        Complaints.    The Committee shall establish procedures for:

i. The receipt, retention, and treatment of complaints received by the Corporation or its subsidiaries regarding accounting, internal accounting controls, or auditing matters; and

ii. The confidential, anonymous submission by employees of the Corporation or its subsidiaries of concerns regarding questionable accounting or auditing matters.

        Authority to engage advisers.    The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

        Funding.    The Committee, in its capacity as a duly authorized committee of the Board of Directors, shall have the authority to direct that the Corporation provide for appropriate funding, as determined by the Committee, for payment of:

i. Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation;

ii. Compensation to any advisers employed or engaged by the Committee under this Charter; and

iii. Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        Auditor Independence Statement.    The Committee shall ensure receipt, from each registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, of a formal written statement delineating all relationships between such firm and the Corporation, consistent with Independence Standards Board Standard 1, and the Committee shall actively engage in a dialogue with such firm with respect to any disclosed relationships or services that may impact the objectivity and independence of such firm, and shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of such firm.

        Related Party Transactions.    The Committee shall approve all transactions with related parties, if and to the extent required by Rule 4350(h) (or any successor rule) of the Marketplace Rules of The Nasdaq Stock Market, Inc., as such requirement may from time to time be amended

        Savings Provision.    If and to the extent that, by reason of any change or amendment to applicable law or regulation or the Nasdaq Audit Committee Rule or other rules applicable to Nasdaq issuers, the Corporation is required to maintain an audit committee that has composition, structure, duties, authority or responsibility that is different than provided by this Charter, then (and to that extent) this Charter shall be deemed amended in such a manner as to cause the Committee to comply with such changed or amended laws, rules or regulations.

        Additional Functions.    In addition to the foregoing responsibilities, the Committee shall perform the following functions, in such manner and at such times as the Committee determines are necessary or appropriate from time to time under the circumstances:

¤
Review and discuss with a representative of the independent auditors the results of the independent auditors' review of Interim Financial Information pursuant to SAS 100. The Chair may represent the entire Committee, either in person or by telephone conference call, for purposes of this review.

¤
Review and discuss with management and the independent auditors at the completion of the annual audit of the Corporation's consolidated financial statements to be included in the Annual Report on Form 10-K for the last fiscal year, and prior to the execution of such Annual Report by the directors of the Corporation and by the Corporation:

(1)	the Corporation's annual consolidated financial statements and related footnotes;
(2)	the independent auditors' audit of the consolidated financial statements and their report;
(3)	any difficulties or disputes with management encountered during the course of the audit; and
(4)
other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards, including discussions relating to the independent auditors' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

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¤	Prepare an Audit Committee Report for inclusion in the annual stockholders' meeting proxy statement, which shall state whether the Committee:
(1)	has reviewed and discussed the audited consolidated financial statements with management;
(2)	has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;
(3)	has received the written disclosures from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the auditors their independence; and
(4)
has recommended to the Board of Directors, based on the review and discussion referred to in above items (1) through (3), that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

¤	Review and reassess the adequacy of this Charter on an annual basis.

¤	Review and discuss reports submitted to the Committee by the Internal Auditor and independent auditors.

¤	Review and concur in the appointment, replacement, reassignment or dismissal of the Internal Auditor.

¤	Review the performance of the internal audit department, including its reporting, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

¤	Review, as needed, the Corporation's audit policy.

        In addition to the activities described above, the Committee will perform such other functions, as necessary or appropriate under law, the Corporation’s Articles of Incorporation or By-laws, and the resolutions and other directives of the Board of Directors.

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PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS OF
GERMAN AMERICAN BANCORP

        I hereby appoint Michael J. Voyles and Robert L. Ruckriegel, and each of them, my proxies, with power of substitution, to vote all Common Shares of German American Bancorp that I am entitled to vote at the Annual Meeting of Shareholders to be held at German American Bancorp's Corporate Offices located at 711 Main Street in Jasper, Indiana, on April 22, 2004 at 10:00 a.m., Jasper time, and any adjournments thereof, as provided herein.
        THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
        This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation’s Proxy Statement, dated March 29, 2004.
        SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

1.        ELECTION OF DIRECTORS

	FOR all nominees listed below, as set forth in the Corporation’s Proxy Statement, dated March 29, 2004 (except as marked to the contrary below — see “Instructions”)
	William R. Hoffman J. David Lett Chet L. Thompson
	WITHHOLD AUTHORITY to vote for all nominees listed above
(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.)

Continued, and to be signed, on reverse side

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:

Signature or Signatures

(Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)